Exhibit 5.1

Charles J. Bair

T: +1 858 550 6142

cbair@cooley.com

October 9, 2012

Trius Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 101

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Trius Therapeutics, Inc., a Delaware corporation (the “Company”), of 612,133 shares of the Company’s common stock, par value $0.0001 (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-176621) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated September 15, 2011, as filed with the Commission on September 15, 2011 (the “Prospectus”), and the prospectus supplements dated August 31, 2012 and October 9, 2012, relating to the Shares, filed or to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (collectively, the “Prospectus Supplement”). All of the Shares are to be sold by the Company as described in the Registration Statement, the Prospectus and the Prospectus Supplement pursuant to that certain Common Stock Purchase Agreement, dated August 30, 2012, by and between the Company and Terrapin Opportunity, L.P.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. Our opinion herein is expressed solely with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Trius Therapeutics, Inc.

October 9, 2012

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

Sincerely,

Cooley LLP

/s/ Charles J. Bair

Charles J. Bair

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM